UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 26, 2007

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri		63105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (314) 725-5500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

          On February 26, 2007, Enterprise Financial Services Corp (“Enterprise”) entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with Clayco Banc Corporation (“Clayco”), Great American Bank (“Bank”) and Jeffrey J. Kieffer, as representative of the sellers (“Seller Representative”).  The Merger Agreement amends and restates the merger agreement entered into by the parties on November 22, 2006 (the “original agreement”), to:

•	eliminate the requirement to escrow a portion of the proceeds to secure collection of a certain group of the Bank’s loans,
•	require an entity owned by shareholders of Clayco to purchase certain loans prior to the closing,
•	reduce the total dividends Clayco may pay prior to the closing, and
•	require indemnification of Enterprise for any expenses or losses incurred in connection with the purchased loans.

          The parties also revised the form of escrow agreement (“Escrow Agreement”) to be executed at closing to conform to the elimination of an escrow for loans.

          The Merger Agreement and the Escrow Agreement also include a number of other immaterial revisions to implement the substantive changes described above.  The foregoing descriptions of the Merger Agreement and the Escrow Agreement are qualified in their entirety by reference to the Merger Agreement and the form of Escrow Agreement.  A copy of the Merger Agreement and exhibits thereto, including the form of Escrow Agreement, is attached as Exhibit 99.1 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

          On February 28, 2007 (the “Closing Date”), Enterprise Financial Services Corp, a Delaware corporation (“Enterprise”), completed its acquisition of Clayco Banc Corporation, a Missouri corporation (“Clayco”).  Clayco merged with and into Enterprise (the “Merger”), pursuant to the Merger Agreement described in Item 1.01.

          Pursuant to the Merger Agreement, shares of Clayco common stock will be exchanged for cash and shares of Enterprise common stock.  Those persons owning former Clayco common stock on the Closing Date will receive approximately $14,800,465 in cash plus approximately 731,690 shares of Enterprise common stock (approximately $474.53 and 23.46 shares of Enterprise stock for each share of Clayco stock), of which approximately $100,120 in cash and 273,915 shares are held in escrow.

          The shares of Enterprise common stock issued or to be issued in connection with the Merger were not registered with the Securities and Exchange Commission. The issuance of these Enterprise shares is deemed a transaction not involving any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the “Act”), and is exempt from registration under the provisions of Rule 506 of Regulation D of the Act.

Every recipient of Enterprise common stock pursuant to the Merger is an accredited investor.

          The issuance and exchange of Enterprise common stock was undertaken without general solicitation or advertising. Each recipient of shares will represent to Enterprise that, among other things, such person is acquiring the shares for investment purposes and not with a view toward public distribution. As a result, the shares of Enterprise stock will be “restricted securities” and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Certificates evidencing the shares of Enterprise common stock received in the merger will contain a legend to that effect.

Item 7.01 Regulation FD Disclosure.

          On March 1, 2007, Enterprise issued a press release announcing the Merger.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

9.01 Financial Statements and Exhibits.

(a)   Not applicable.

(b)   Not applicable.

(c)   Not applicable.

(d)   Exhibits.

99.1	Amended and Restated Agreement and Plan of Merger, dated February 26, 2007, by and among Enterprise, Clayco, Bank, and Seller Representative, including exhibits.
99.2	Press release dated March 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

	By:	/s/ Frank H. Sanfilippo

	Name:	Frank H. Sanfilippo
	Title:	Chief Financial Officer

Date: March 1, 2007

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